Exhibit 4.2
CenterPoint Energy Houston Electric, LLC
1111 Louisiana
Houston, TX 77002

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
(successor in trust to JPMORGAN CHASE BANK),
as Trustee

TWENTIETH SUPPLEMENTAL INDENTURE
Dated as of December 9, 2008

Supplementing the General Mortgage Indenture
Dated as of October 10, 2002, as previously supplemented or amended
Filed under file number 030004510538 in the
Office of the Secretary of State as an instrument
granting a security interest by a public utility
THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS
This instrument is being filed pursuant to Chapter 35 of the Texas Business and Commerce Code

          TWENTIETH SUPPLEMENTAL INDENTURE, dated as of December 9, 2008, between CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a limited liability company organized and existing under the laws of the State of Texas (herein called the “Company”), having its principal office at 1111 Louisiana, Houston, Texas 77002, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor in trust to JPMORGAN CHASE BANK), a limited purpose national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is administered being 601 Travis Street, 16th Floor, Houston, Texas 77002.
RECITALS OF THE COMPANY
          WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture dated as of October 10, 2002, as supplemented and amended (the “Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and
          WHEREAS, Section 1401 of the Indenture provides that the Company and the Trustee may, without the consent of the Holders, enter into an indenture supplemental to the Indenture to, among other things, make an addition to the provisions of the Indenture that is expressly permitted by the Trust Indenture Act of 1939, as amended, or cure any ambiguity, correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or make any other additions to, deletions from or other changes to the provisions of the Indenture if such additions, deletions or changes do not adversely affect the interests of the Holders of Securities of any series in any material respect;
          WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Manager, has duly determined to make, execute and deliver to the Trustee this Twentieth Supplemental Indenture as permitted by Section 1401 of the Indenture in order to add certain provisions to the Indenture; and
          WHEREAS, all things necessary to make this Twentieth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;
          NOW, THEREFORE, THIS TWENTIETH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the Indenture, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Twentieth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          Section 101. Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.
ARTICLE TWO
AMENDMENTS TO GENERAL MORTGAGE INDENTURE
DATED OCTOBER 10, 2002
          The Indenture is hereby amended, as permitted under Section 1401 of the Indenture as follows:
          Section 201. Amendment to Section 104. The last paragraph of Section 104 is hereby amended and restated in its entirety as follows:
     “In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Securities, such certificate shall be accompanied by a certificate signed by an Independent Accountant if the aggregate principal amount of Securities then applied for plus the aggregate principal amount of Securities authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate accompanied by a certificate signed by an Independent Accountant has previously been furnished to the Trustee) is ten percent (10%) or more of the sum of (a) the principal amount of the Securities at the time Outstanding, and (b) the principal amount of the First Mortgage Securities at the time Outstanding other than First Mortgage Collateral Bonds, which certificate shall provide that such Independent Accountant has reviewed the Net Earnings Certificate and that such Independent Accountant has no knowledge that any statements in such Net Earnings Certificate are not true. In connection with the authentication and delivery of the Securities under the Indenture, no such certificate need be provided by an Independent Accountant as to dates or periods not covered by annual reports required to be filed by the Company with respect to conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports; provided that an Independent Accountant shall provide the Company with a letter addressed to the Company containing the results of procedures on financial information included in the Net Earnings Certificate that are agreed upon by the Authorized Officer signing the Net Earnings Certificate; provided, further, that in no event shall an Independent Accountant practicing public accountancy be required to perform any procedures not permitted by professional standards of public accountancy.”

ARTICLE THREE
MISCELLANEOUS PROVISIONS
          The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Twentieth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
          Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Twentieth Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
          This Twentieth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.
          This Twentieth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Supplemental Indenture to be duly executed as of the day and year first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
By:	/s/ Marc Kilbride
Marc Kilbride
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor in trust to JPMORGAN CHASE BANK), as Trustee
By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss
COUNTY OF HARRIS	)
          On the 10th day of December 2008, before me personally came Marc Kilbride, to me known, who, being by me duly sworn, did depose and say that he resides in Houston, Texas; that he is the Vice President and Treasurer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the sole manager of said limited liability company.

/s/ Amelia Oviedo
Notary Public

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss
COUNTY OF HARRIS	)
          On the 12th day of December 2008, before me personally came Mauri J. Cowen, to me known, who, being by me duly sworn, did depose and say that she resides in Houston, Texas; that she is Vice President of The Bank of New York Mellon Trust Company, National Association, a national banking association organized under the laws of the United States, the national banking association described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the board of directors of said national banking association.

/s/ Vicki L. Anderson
Notary Public